REVOLVING NOTE


$125,000,000.00                                                 January 27, 1998

     FOR VALUE RECEIVED, the undersigned, O'REILLY AUTOMOTIVE, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of NATIONSBANK, N.A. (the "Lender"), at the Principal Office of the Administrative Agent, in lawful money of the United States of America and in immediately available funds, the principal amount of ONE HUNDRED TWENTY FIVE MILLION AND NO/100 DOLLARS ($125,000,000.00) or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Loans made by the Lender to the Borrower under the Credit Agreement referred to below, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     The Borrower hereby authorizes the Lender to record in its records the amount of each Revolving Loan and Type of Accounts established under each Revolving Loan and all Continuations, Conversions and payments of principal in respect thereof, which records shall, in the absence of manifest error, constitute prima facie evidence of the accuracy thereof; provided, however, that the failure to make such notation with respect to any such Revolving Loan or payment shall not limit or otherwise affect the obligations of the Borrower under the Credit Agreement or this Revolving Note.

     This Revolving Note is one of the Revolving Notes referred to in the Credit Agreement dated as of January 27, 1998, among the Borrower, the Lender, the other lenders party thereto (collectively with the Lender, the "Lenders"), NationsBank, N.A., as administrative agent for the Lenders ("Administrative Agent") and NationsBanc Montgomery Securities, LLC as syndication agent (such Credit Agreement, as the same may be amended or otherwise modified from time to time, being referred to herein as the "Credit Agreement"), and evidences Revolving Loans made by the Lender thereunder. The Credit Agreement, among other things, contains provisions for acceleration of the maturity of this Revolving Note upon the happening of certain stated events and for prepayments of Revolving Loans prior to the maturity of this Revolving Note upon the terms and conditions specified in the Credit Agreement. Capitalized terms used in this Revolving Note have the respective meanings assigned to them in the Credit Agreement.

     THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     Except for any notices expressly required by the Loan Documents, the Borrower and each surety, guarantor, endorser and other party ever liable for payment of any sums of money payable on this Revolving Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Revolving Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release any such party or to release or substitute part or all of the collateral securing this Revolving Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

                                       O'REILLY AUTOMOTIVE, INC.

                                       By: /s/ James R. Batten
                                           ------------------------------
                                       Name:  James R. Batten
                                       Title:  CFO & Treasurer